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                                                                    Exhibit 99.4
                                                                  Execution Copy


                              TAX MATTERS AGREEMENT


      THIS TAX MATTERS AGREEMENT (the "Agreement") is made as of the Distribution Date (as defined in the Distribution Agreement (as defined below)) by and among Thermo Electron Corporation, a Delaware corporation ("Thermo Electron" and, together with its subsidiaries existing immediately following the Distribution, the "Thermo Electron Group"), and Viasys Healthcare Inc., a Delaware corporation and a wholly owned subsidiary of Thermo Electron
("Viasys" and, together with its subsidiaries existing immediately following the Distribution, the "Viasys Group"). For purposes of this Agreement, Kadant Inc. shall be deemed to be a part of the Thermo Electron Group regardless of the fact that the Second Distribution (as defined below) occurred prior to the Distribution Date.

      WHEREAS, Thermo Electron and Viasys have entered into a Plan and Agreement of Distribution dated as of November 15, 2001 (the "Distribution Agreement"), providing for the distribution of all of the issued and outstanding shares of Viasys common stock owned by Thermo Electron to Thermo Electron's shareholders in accordance with the Distribution Agreement (the "Distribution");

      WHEREAS, prior to the Distribution, the Thermo Electron Group and the Viasys Group were part of an affiliated group of corporations that filed consolidated and combined Returns (as defined below) and of which Thermo Electron was the common parent, within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended;

      WHEREAS, Thermo Electron and Viasys desire to set forth their agreement regarding the allocation between the Thermo Electron Group and the Viasys Group of all responsibilities, liabilities and benefits relating to or affecting Taxes (as defined below) paid or payable by either of them for all taxable periods.

      NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

      1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings given them in the Distribution Agreement. As used in this Agreement, the following terms shall have the following meanings:

            "Affiliate" of any person means any person, corporation, partnership or other entity directly or indirectly controlling, controlled by or under common control with such person.

            "Code" means the Internal Revenue Code of 1986, as amended or, as the context may require, the Internal Revenue Code applicable to the taxable year in question.

            "Distribution Agreement" has the meaning set forth in the preamble hereto.

            "Final Determination" shall mean the final resolution of liability for any Tax for a taxable period (i) by Internal Revenue Service Form 870 or 870-AD (or any successor forms
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thereto), on the date of acceptance by or on behalf of the taxpayer, or by a comparable form under the laws of any other jurisdiction; except that a Form 870 or 870-AD or comparable form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund and/or the right of the taxing authority to assert a further deficiency shall not constitute a Final Determination; (ii) by a decision, judgment, decree or other order by a court of competent jurisdiction, which has become final and unappealable; (iii) by a closing agreement or accepted offer in compromise under Section 7121 or 7122 of the Code, or comparable agreements under the laws of other jurisdictions; (iv) by any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered (including by way of offset) by the Taxing Authority; or (v) by any other final disposition, including by reason of the expiration of the applicable statute of limitations or by mutual agreement of the parties.

            "Post-Distribution Act" means any event or transaction (or the execution of an agreement, letter of intent or option providing for a transaction) in which Viasys participates after the Distribution and in which any of the following occurs:

               (i) Viasys transfers a material portion of its assets (other than a transfer of assets in the ordinary course of business) within two years following the Distribution Date;

               (ii) Viasys merges with another corporation within two years following the Distribution Date;

               (iii) Within two years following the Distribution Date Viasys discontinues a material portion of its historic business activities including the design, manufacture, marketing and sale of respiratory care, neuro care and critical care/OEM products;

               (iv) Within one year following the Distribution Date a material portion of the shares of Viasys common stock distributed in the Distribution is converted into (or redeemed or exchanged for) any other stock, any security, any property or cash;

               (v) Within two years following the Distribution Date, Viasys issues its capital stock in one or more issuances, whether incident to a stock offering, an acquisition transaction or otherwise, which causes the aggregate amount of shares issued or acquired in all such transactions to represent a greater-than-twenty-percent interest in the total issued and outstanding stock of Viasys determined in accordance with Section 355(d)(4) of the Code as of the date of the Distribution without Viasys having delivered to Thermo Electron an opinion of counsel reasonably acceptable to Thermo Electron to the effect that such Post-Distribution Act will not cause Section 355(e) of the Code to apply with respect to the Distribution, which opinion shall be in such form and based upon such factual representations and assumptions as may be reasonably acceptable to Thermo Electron.

            "Post-Distribution Taxes" means any and all liability for Taxes of the Viasys Group or the Thermo Electron Group, as appropriate, other than for Pre-Distribution Taxes.

            "Pre-Distribution Taxes" means any and all Taxes of the Thermo Electron Group or the Viasys Group, as appropriate, for all periods that ended on or prior to the Distribution

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Date. For purposes of computing the amount of Pre-Distribution Taxes in the case of a Tax period that begins before and ends after the Distribution Date, the amount of Taxes considered to have accrued with respect to the portion of the Tax period that ended on the Distribution Date shall be determined as follows:

               (i) In the case of any ad valorem, personal property and real property Taxes, an amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the portion of the Tax period ended on the Distribution Date and the denominator of which is the number of days in the entire Tax period, provided that such allocation of Taxes shall be appropriately adjusted to reflect any material acquisitions or dispositions of property during the Tax period;

               (ii) In the case of any withholding Tax, the amount of Taxes required to be withheld which relates to any payment by any member of the Thermo Electron Group or the Viasys Group on or before the Distribution Date; and

               (iii) In the case of any Tax other than ad valorem, personal property and real property Taxes or any withholding Tax, the amount that would be payable if the relevant Tax period ended on the Distribution Date.

            In the case of any credits relating to a Tax period that begins before and ends after the Distribution Date, only those credits that would have resulted had the relevant Tax period ended on the Distribution Date shall be taken into account.

            "Returns" means all returns, reports and information statements (including all exhibits and schedules thereto) required to be filed with a Taxing Authority with respect to any Taxes.

            "Second Distribution" has the meaning set forth in the definition of "Viasys-Caused Taxes".

            "Tax Allocation Agreement" means that certain Tax Allocation Agreement by and between Thermo Electron and Viasys dated as of August 7, 1995 (copy attached).

            "Taxes" means any income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, environmental excise, severance, stamp, transfer, recording occupation, premium, property, value added, windfall profit tax, custom, duty or other tax of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority.

            "Taxing Authority" means any governmental authority responsible for the imposition of any Tax (domestic or foreign).

            "Thermo Electron" has the meaning set forth in the preamble hereto.

            "Thermo Electron Group" has the meaning set forth in the preamble hereto.

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            "Thermo Electron Tax" means any Tax for which Thermo Electron or any member of the Thermo Electron Group is responsible under Section 2 hereof.

            "Transition Services Agreement" means that certain Transition Services Agreement by and between Thermo Electron and Viasys dated as of November 15, 2001 (copy attached).

            "Viasys" has the meaning set forth in the preamble hereto.

            "Viasys Group" has the meaning set forth in the preamble hereto.

            "Viasys Issue" has the meaning set forth in Section 3(a) hereof.

            "Viasys Tax" means any Tax for which Viasys or any member of the Viasys Group is responsible under Section 2 hereof.

            "Viasys-Caused Taxes" means any liability for Taxes (less an amount equal to any Taxes that would be attributable to the distribution of shares of Viasys or Kadant Inc. described in Section 355(a)(3)(B) of the Code if the Distribution and the Second Distribution were to otherwise qualify as tax-free transactions under Section 355(c) of the Code) incurred by the Thermo Electron Group or the Viasys Group arising from or attributable to any of the transactions that are directly related to either the Distribution or to the distribution of Kadant Inc. ("Kadant") stock owned by Thermo Electron to Thermo Electron's shareholders (the "Second Distribution") (including, without limitation, the contribution and/or licensing of assets to Viasys or Kadant by Thermo Electron, the recapitalization of Viasys or Kadant and the Distribution or the Second Distribution itself) failing to qualify as a tax-free transaction under Code Sections 351, 355, 361 or 368 (or any comparable provisions of state law), but only if such failure (i) was caused (within the meaning of clause (c) of the next sentence) by an act that occurred after the Distribution and in which Viasys participated; (ii) was attributable (within the meaning of clause
(c) of the next sentence) to Viasys failing to undertake an offering of at least ten-percent of its outstanding shares within twelve months following the Distribution Date (or such later date as the Internal Revenue Service (the "IRS") may indicate in a written supplement to the private letter ruling designated as PLR 108328-00); or (iii) was otherwise attributable (within the meaning of clause (c) of the next sentence) to one or more of the representations contained in Section 8 hereof failing to be true. For purposes of this definition (subject to clause (c) hereof), (a) if any failure to so qualify occurs and Viasys has participated in a Post-Distribution Act, such failure shall be deemed to have been caused by Viasys' participation in the Post-Distribution Act unless established to the contrary by clear and convincing evidence that the Post-Distribution Act did not cause the failure to qualify as a tax-free transaction under Code Sections 351, 355, 361 or 368; (b) all transactions described in the request for ruling submitted to the Internal Revenue Service and dated April 7, 2000 (including supplemental information submitted in connection therewith) shall be included as transactions considered to be directly related to the Distribution or the Second Distribution (as appropriate); (c) the failure to qualify as a tax-free transaction pursuant to Code Sections 351, 355, 361 and 368 shall be considered to have been caused or attributable to an act or omission by Viasys if the transaction would have so qualified but for the act or omission; and (d) the qualification of a transaction as "tax-free" shall be made without regard to taxable income or gain attributable to the distribution of shares of Kadant described in Section 355(a)(3)(B) of the Code or any cash received in lieu of fractional shares. Viasys-Caused Taxes, as defined above, shall include increases in Taxes of the Thermo Electron Group or the Viasys Group for any period to the extent such increases in Taxes would not have occurred but for the transactions directly related to the Distribution or the Second Distribution

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failing to qualify as a tax-free transaction under Sections 351, 355, 361 or 368 of the Code (or comparable provisions of state law). Thus, for example, if the failure of any of the transactions to so qualify results in additional income being realized by the Thermo Electron Group in its tax year that includes the Distribution or the Second Distribution, but such income is substantially offset by operating losses or net operating loss carryovers, Viasys-Caused Taxes will include (to the extent the other requirements of this definition are met) any increase in Taxes realized by any member of the Thermo Electron Group in subsequent years to the extent such increase in Taxes would not have been realized had the loss or loss carryovers not been used in the tax year that includes the Distribution or the Second Distribution.

      2.    Operative Provisions.

            (a) Thermo Electron shall indemnify Viasys against and be responsible for all Post-Distribution Taxes attributable to any member of the Thermo Electron Group and all Pre-Distribution Taxes other than (i) Viasys-Caused Taxes and (ii) Pre-Distribution Taxes for which Viasys or any member of the Viasys Group was responsible under the Tax Allocation Agreement.

            (b) Viasys shall indemnify Thermo Electron against and shall be responsible for all Post-Distribution Taxes attributable to any member of the Viasys Group, all Viasys-Caused Taxes and all Pre-Distribution Taxes for which Viasys or any member of the Viasys Group was responsible under the Tax Allocation Agreement.

            (c) With respect to the tax year of the Thermo Electron Group that includes the Distribution Date and the tax year of Viasys that commences immediately following the Distribution Date, the Thermo Electron Group (which, for this purpose only, shall include the Viasys Group) shall claim on its federal income tax returns the benefit of (i) the graduated tax rates of Code
Section 11, (ii) the $25,000 bracket amount in Code Section 38, (iii) the $40,000 exemption amount and the $175,000 bracket amount in Code Section 55 and
(iv) the $2,000,000 bracket amount in Code Section 59A, and neither Viasys nor any member of the Viasys Group shall claim any of such benefits for their Tax year that commences on the date immediately following the Distribution Date.

            (d) Notwithstanding the provisions of Section 2 hereof, for all tax years through and including 2001, Taxes imposed upon Thermo Electron or a member of the Thermo Electron Group, or Viasys or a member of the Viasys Group, that are determined or assessed on a separate company basis, will be the separate liability of Thermo Electron, Viasys or such member and not subject to allocation or sharing among other members of the Thermo Electron Group and the Viasys Group.

            (e) For purposes of this Section 2, the determination of the respective liabilities of the Thermo Electron Group and the Viasys Group for all Pre-Distribution Taxes

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shall be made in accordance with the provisions of the Tax Allocation Agreement consistently applied in accordance with past practice.

      3.    Returns; Refunds; Contest Provisions.

            (a) Thermo Electron shall have the obligation and the sole right and full discretion to control (i) the preparation of all Returns that pertain (in whole or in part) to Pre-Distribution Taxes (including Viasys-Caused Taxes) and
(ii) the defense, settlement or compromise of any audit, examination, investigation, suit, action or other proceeding relating to Pre-Distribution Taxes (including Viasys-Caused Taxes) and shall be entitled to all refunds of any Thermo Electron Taxes; provided, however, that such preparation of Returns and such defense, settlement or compromise of a proceeding shall be done in a manner consistent with past practices. In the event that the proceeding referenced in clause (ii) of the preceding sentence involves an issue that relates to Viasys Taxes (a "Viasys Issue"), Viasys shall have the right to participate in (but not control) such proceeding with respect to the Viasys Issue only at its own cost and expense. Notwithstanding the foregoing, in the event that Thermo Electron decides to abandon the defense of, or settle or compromise any claim relating solely to a Viasys Issue, Thermo Electron shall notify Viasys of such decision and Viasys shall have ten days to notify Thermo Electron that it assumes all liability with respect to the Viasys Taxes attributable to such Viasys Issue under dispute and wishes to assume the defense of such audit or other proceedings at its own expense. In the event that Thermo Electron timely receives such notice from Viasys, it shall use all reasonable efforts to cooperate so as to facilitate Viasys' handling of such proceedings.

            (b) Except as otherwise provided in the Transition Services Agreement, Viasys shall have the obligation and the sole right and full discretion to control (i) the preparation of all Returns that pertain exclusively to Post-Distribution Taxes that are Viasys Taxes and (ii) the defense, settlement or compromise of any audit, examination, investigation, suit, action or other proceeding relating to Post-Distribution Taxes that are Viasys Taxes. Viasys shall be entitled to all refunds of any Viasys Taxes.

            (c) Thermo Electron shall have the obligation and the sole right and full discretion to control (i) the preparation of all Returns with respect to Post-Distribution Taxes that are Thermo Electron Taxes and (ii) the defense, settlement or compromise of any audit, examination, investigation, suit, action or other proceeding relating to Post-Distribution Taxes that are Thermo Electron Taxes.

      4.    Stock Options.

            (a) From and after the Distribution Date, if an employee or service provider of any member of the Viasys Group who is not also an employee or service provider of any member of the Thermo Electron Group exercises a stock option to acquire stock of Thermo Electron, the parties hereto agree that Viasys shall be entitled to any resulting Tax deduction and shall be fully responsible for all associated Tax reporting, withholding and similar obligations.

            (b) From and after the Distribution Date, if an employee or service provider of any member of the Thermo Electron Group who is not also an employee or service provider of

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any member of the Viasys Group exercises a stock option to acquire stock of
Viasys, the parties agree that Thermo Electron shall be entitled to any resulting Tax deduction and shall be fully responsible for all associated Tax reporting, withholding and similar obligations.

            (c) Except as provided in subsections (a) and (b) above, all deductions, reporting and withholding obligations associated with the exercise of a stock option shall be attributed to the respective group (i.e. Thermo Electron Group or the Viasys Group) to which the company that issued the stock upon exercise of the option belongs.

      5.    Agency.

            Viasys irrevocably designates Thermo Electron (and shall cause each member of the Viasys Group to irrevocably designate Thermo Electron) as its agent and attorney in fact (and shall execute any necessary powers of attorney) for the purpose of taking any and all actions necessary or incidental to the filing of federal income tax Returns and state unitary or combined Returns for
(i) any period during which any member of the Viasys Group or any predecessor qualified to file a consolidated, combined, unitary or similar Return with any member of the Thermo Electron Group and (ii) any period ending on or before the Distribution Date. Thermo Electron shall keep Viasys reasonably informed of, and shall reasonably consult with Viasys with respect to, all actions to be taken on behalf of any member of the Viasys Group. Thermo Electron and Viasys will each furnish the other any and all information which the other may reasonably request in order to carry out the provisions of this Agreement to determine the amount of any Tax liability.

      6.    Consistent Reporting.

            (a) With respect to all taxable periods ending on or prior to December 31, 2005, Viasys, each member of the Viasys Group and any future Affiliates thereof shall file federal income tax and state income tax Returns in a manner consistent with the Returns filed (or to be filed) in respect of Pre-Distribution Taxes and in a manner consistent with the form of the transactions contemplated by the Distribution Agreement (the "Form"), including that the Distribution qualifies under Section 355 of the Code.

            (b) For purposes of subsection (a) of this Section 6, to the extent there is an inconsistency or an apparent inconsistency between the Returns relating to Pre-Distribution Taxes (including Returns to be filed after the Distribution Date) and the Form, Viasys shall file Returns with respect to Post-Distribution Taxes in the manner reasonably directed by Thermo Electron.

            (c) Thermo Electron and Viasys agree to contest any proposed adjustment by any Taxing Authority that is, in the sole judgment of Thermo Electron, inconsistent with the provisions of this Section 6 or the Form.

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       7.   Covenants of Viasys and Thermo Electron Relating to Actions After
the Distribution Date.

            (a) Viasys shall, and shall cause each member of the Viasys Group to, refrain from participating in any Post-Distribution Act without the prior written consent of Thermo Electron.

            (b) Viasys and Thermo Electron shall cooperate (and shall cause each of their Affiliates to cooperate) fully at such time and to the extent reasonably requested by the other party in connection with the preparation and filing of any Return or the conduct of any audit, dispute, proceeding, suit or action in respect of Taxes or other Tax matters. Such cooperation shall include, without limitation, (i) the retention and provision on demand of books, records, documentation or other information relating to any Return until the expiration of the applicable statute of limitation (giving effect to any extension, waiver or mitigation thereof) plus two years; (ii) the execution of any document that may be necessary or reasonably helpful in connection with the filing of any Return by any member of the Thermo Electron Group or the Viasys Group or in connection with any audit, examination, investigation, suit, action or other proceeding; and (iii) the use of the parties' reasonable best efforts to obtain any documentation from a governmental authority or a third party that may be necessary or helpful in connection with the foregoing.

      8. Viasys Representations. Viasys hereby represents and warrants to Thermo Electron and each member of the Thermo Electron Group that the representations and statements relating to Viasys, the Viasys Group or their respective operations (and not Thermo Electron and its Shareholders) made, or to be made (to the extent Viasys is provided the opportunity to review such future representations and statements prior to their submission), to the IRS in connection with any ruling obtained, or to be obtained, by Thermo Electron from the IRS with respect to any transaction contemplated by the Distribution Agreement, as well as the statements contained in this Section 8, are true and correct in all material respects on the date hereof:

            (a) To the best of Viasys' knowledge and belief, no shares of Viasys common stock being distributed in the Distribution will be received by a shareholder of Thermo Electron in such shareholder's capacity as a creditor or employee or in any capacity other than that of a shareholder of Thermo Electron.

            (b) To the best of Viasys' knowledge and belief, immediately following the Distribution, no person, group of related persons or persons who acted in concert pursuant to a prearranged plan or arrangement will own 50% or greater of the Thermo Electron Common Stock or the Viasys common stock as a result of purchases of stock within five years of the Distribution Date.

            (c) Viasys has no plan or intention to issue Viasys common stock, whether incident to a stock offering, an acquisition transaction or otherwise, which causes the aggregate amount of Viasys common stock issued or acquired in any such transaction to represent a fifty percent (50%) or greater interest in the total issued and outstanding Viasys common stock within the meaning of
Section 355(d)(4) of the Code.

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            (d) Viasys has no plan or intention to liquidate Viasys, to merge with another corporation or to sell or otherwise dispose of a material portion of its assets subsequent to the Distribution except in the ordinary course of business.

            (e) To the best of Viasys' knowledge and belief, no plan or intention exists by the shareholders of Thermo Electron to sell, exchange, transfer by gift or otherwise dispose of a material portion of either Thermo Electron Common Stock or Viasys common stock held by them (in the aggregate) subsequent to the Distribution.

            (f) Following the Distribution, each of Thermo Electron and Viasys will operate as independent corporations except that certain administrative and other common activities of the two corporations will be undertaken by common personnel in accordance with the Transition Services Agreement. Payments made in connection with all continuing transactions not expressly covered by the Transition Services Agreement between, and services provided for, each of Thermo Electron and Viasys will be for fair market value based on terms and conditions arrived at by the parties bargaining at arm's length.

            (g) Viasys has no plan or intention to transfer or substantially discontinue the historic business of Viasys following the Distribution.

      9. Payments. All payments to be made hereunder shall be made in immediately available funds. Unless otherwise provided herein, any payment not made when due hereunder shall bear interest from the due date at an annual rate equal to the prime rate (as determined by FleetBoston Financial Corporation (or successor organization)) plus 2%, compounded and adjusted monthly. For purposes of this Agreement, the following payments shall be due at the following times:

            (a) Payments due under Section 2 hereof shall be paid within 10 days of the receipt of notice from the party entitled to the payment indicating the occurrence of the later of (i) a Final Determination relating to the item or items giving rise to the Tax for which indemnification is made and (ii) actual payment of the Tax giving rise to the claim for indemnification.

            (b) In the case of any refunds of Taxes received by a party other than the party entitled to such refunds pursuant to Section 3 hereof, the recipient of the refund shall pay the amount of such refund to the other party within five days of the receipt of such refund.

      10. Resolution of Certain Disputes. Disagreements between Thermo Electron and Viasys shall be resolved as quickly as possible and, if not resolved within thirty days, shall be referred for binding resolution to a mutually agreeable accounting firm as soon as practicable thereafter. In the event an accounting firm cannot be mutually agreed upon, an accounting firm shall be chosen by lot from among the "Big Five" accounting firms (or such other commonly acknowledged number of preeminent accounting firms as are then in existence) other than any such firms that are the regular accountants for Thermo Electron or Viasys; provided, however, that at any time prior to the selection of an accounting firm in accordance with the foregoing procedure, Thermo Electron or Viasys may elect by providing written notice to the other to refer the dispute to an arbitrator selected by the American Arbitration Association for binding

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arbitration in accordance with the commercial arbitration rules of such association. A dispute shall be deemed to exist to the extent one party does not affirmatively agree with the position held by the other party. The parties shall be required to use their best efforts to resolve any dispute as quickly as possible. The costs and fees of the accounting firm or arbitrator, as applicable, shall be divided equally except to the extent a party's position is unreasonable (as determined by the accounting firm or arbitrator, as applicable), in which case such party shall bear all expenses (including without limitation such fees) allocable to such position and the dispute relating thereto.

      11. Costs and Expenses. Except as expressly set forth in this Agreement, each party shall bear its own costs and expenses incurred pursuant to this Agreement regardless of the beneficiary of the items or services relating to such costs and expenses.

      12. Termination and Survival. Notwithstanding anything in this Agreement to the contrary, this Agreement shall remain in effect and its provisions shall survive for the full period of all applicable statutes of limitation relating to the assessment of Taxes (giving effect to any extension, waiver or mitigation thereof) plus two years.

      13.   Amendments; Limitation on Waivers.

            (a) Any provision of this Agreement may be amended if, and only if, such amendment is in writing and signed by Thermo Electron and Viasys.

            (b) The provisions of this Agreement may be waived only if the waiver is in writing and signed by the party making the waiver. No delay or omission in exercising any right under this Agreement will operate as a waiver of the right on any further occasion. No waiver of any particular provision of this Agreement will be treated as a waiver of any other provision, and no waiver of any right will be deemed a continuing waiver of the same right with respect to subsequent occurrences that give rise to such right. All rights given by this Agreement are cumulative to other rights provided for in this Agreement and to any other rights available under applicable law.

      14. Governing Law and Interpretation. This Agreement shall be governed by, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts (regardless of the laws that might be applicable under conflict of law principles).

      15. Confidentiality. Each party shall hold and shall cause its consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all information (other than any such information relating solely to the business or affairs of such party) concerning the other parties hereto furnished it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (a) in the public domain through no fault of the party to which it was furnished or (b) later lawfully acquired from other sources by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who shall be advised of the provisions of this Section 15. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning

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or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

      16. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which together shall constitute one and the same instrument.

      17. Assignments and Third-Party Benefit. This Agreement and the terms and provisions hereof shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      18. Severability. If any term, provision, condition or covenant of this Agreement, or the application thereof to any party or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this instrument, or the application of such term, provision, condition or covenant to persons or circumstances other than those as to whom or to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      19.   Merger of Prior Agreements.

            (a) This Agreement contains all of the terms and provisions and constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written, oral or implied understandings, representations and agreements of the parties relating to the subject matter of this Agreement, including the Tax Allocation Agreement. Without limiting the foregoing, the parties acknowledge and agree that in the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Distribution Agreement or the Transition Services Agreement, the provisions of this Agreement shall control and to such extent shall be deemed to supersede such conflicting provisions under the Distribution Agreement or the Transition Services Agreement.

            (b) The parties acknowledge that pursuant hereto, any and all existing tax sharing agreements or arrangements binding or benefiting Viasys, including the Tax Allocation Agreement, shall be terminated as of the close of business on the Distribution Date, and that after the Distribution Date this Agreement shall constitute the sole tax sharing agreement between Thermo Electron and Viasys. For periods prior to the Distribution Date, the Tax Allocation Agreement shall continue in effect except to the extent it is inconsistent with the terms of this Agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                    THERMO ELECTRON CORPORATION



                                    By:    /s/ Theo Melas-Kyriazi
                                         --------------------------------------
                                          Theo Melas-Kyriazi
                                          Vice President and Chief Financial
                                          Officer



                                    VIASYS HEALTHCARE INC.



                                    By:    /s/ Richard F. Syron
                                         --------------------------------------
                                          Richard F. Syron
                                          Chairman of the Board

                                                                  EXECUTION COPY


                            TAX ALLOCATION AGREEMENT

         THIS TAX ALLOCATION AGREEMENT is made as of August 7, 1995, between Thermo Electron Corporation, a Delaware corporation ("Thermo Electron") and Thermo Biomedical Inc., a Delaware corporation ("Biomedical").

                              PRELIMINARY STATEMENT

         Thermo Electron is the parent of an affiliated group of corporations (including Biomedical) within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         Thermo Electron owns over 80% of the issued and outstanding shares of voting common stock of Biomedical, the only class of stock of Biomedical outstanding. Biomedical is required to file consolidated federal income tax returns with Thermo Electron.

         Thermo Electron as the common parent of an affiliated group of corporations and Biomedical recognize that any one of them that sustains a net operating loss or otherwise generates beneficial tax attributes for a taxable period may be deprived of such benefits when offset in that or other periods against income or tax liabilities of the others.

                                   AGREEMENTS

         IT IS MUTUALLY agreed by the parties hereto as follows:

         1.       DEFINITIONS AND CONSTRUCTION.

                  1.1 The Term "Thermo Electron Group" means the group of corporations of which Thermo Electron is the common parent and with which Thermo Electron files a consolidated federal income tax return, excluding Biomedical and subsidiaries of Biomedical that may exist now or in the future. For purposes of this Agreement, the Thermo Electron Group shall be treated as a single corporate entity. The Thermo Electron Group and Biomedical and its subsidiaries, respectively, are sometimes herein referred to collectively as the "Two Companies" or the "Companies." This Agreement anticipates that Thermo Electron will set aside and retain certain sums calculated as provided herein. All reference to Thermo Electron paying sums to itself pursuant to this Agreement shall be satisfied by Thermo Electron setting aside sums in respect of the obligations established under this Agreement.

                  1.2 The paragraph titles used herein are for convenience of reference only and will not be considered in the interpretation or construction of any of the provisions hereof. Words may be construed in the singular or the plural as the context requires.

        2.       TAX RETURNS.

                 2.1 FEDERAL TAX RETURNS. Thermo Electron as the common parent will prepare and file or cause to be prepared and filed federal and state income tax returns on a consolidated basis, for the Thermo Electron Group and Biomedical and its subsidiaries for all fiscal periods as to which a consolidated return is appropriate in accordance with the terms of this Agreement.

                 2.2 STATE TAX RETURNS. Thermo Electron as the common parent will prepare and file or cause to be filed state income tax returns on a combined, consolidated, unitary, or other method that Thermo Electron believes will result in a lower overall tax liability to the Two Companies. Biomedical will reimburse Thermo Electron for its portion of the tax. Such reimbursement will be the tax Biomedical would have paid on a separate return basis, but only if it was required to file a return in that state.

        3. TIME OF PAYMENT OF FEDERAL OBLIGATIONS TO THERMO ELECTRON. The obligations of the Companies for Federal income tax payments will be determined and paid as follows:

                 (a) Not later than the 15th day after the end of the fourth, sixth, ninth and twelfth months of each consolidated taxable year of Thermo Electron, Thermo Electron will make a reasonable determination (consistent with the provisions of Section 6655 of the Code) of the separate federal income tax liability that each Company would be required to pay as estimated payments on a separate return basis for that period. Each Company shall pay to Thermo Electron the amount of such liability within ten days.

                 (b) After the end of Thermo Electron's fourth accounting quarter and before the 15th day of the third month thereafter, each Company will promptly pay to Thermo Electron the entire amounts estimated to be due and payable under such Company's federal income tax return as if filed on a separate return basis, less all amounts previously paid with respect to that year pursuant to subparagraph (a) of this Paragraph 3.

                 (c) If upon the filing of the consolidated income tax return, a revised calculation is made in the manner set forth in subparagraph (b) of this Paragraph 3, and it is determined that either Company has paid to Thermo Electron with respect to the consolidated taxable year an amount greater than that required by Paragraph 3(b), then that excess will be promptly paid by Thermo Electron to that Company.

        4. TAX OBLIGATIONS OF THERMO ELECTRON. Thermo Electron will pay the consolidated tax liabilities of the Companies arising from filing a consolidated federal tax return.

        5. PAYMENT OF FUNDS BY THERMO ELECTRON. If in any year Biomedical incurs a loss or generates tax credits or similar tax benefits (a "tax benefit item"), Thermo Electron shall pay to Biomedical a sum equal to the amount of benefit realized by Thermo Electron that is attributable to the Biomedical tax benefit item: payments due to Biomedical from Thermo Electron under this section shall be made upon the earlier of (1) the year in which Biomedical would have obtained a tax benefit from the tax benefit item if Biomedical had in all years filed a separate federal income tax return or (2) the year in which any applicable carry-forward period with respect to the tax benefit item expires; provided that payments under this section shall be made first by being taken into account in determining amounts payable to Biomedical under Section 3, and any remaining amount due to Biomedical shall be paid by

Thermo Electron to Biomedical at the times set forth for payments by Biomedical under Section 3.

        6. CHANGES IN PRIOR YEAR'S TAX LIABILITIES. In the event that the consolidated tax liability or the separate tax liability referred to in Paragraphs 3 and 5 hereof for any year for which a consolidated tax return for the two Companies was filed is or would be increased or decreased by reason of filing an amended return or returns (including carry-back claims), or by reason of the examination of the returns by the Internal Revenue Service, the amounts due Thermo Electron for payment of taxes under Paragraph 3 hereof, and the amount to be paid to Thermo Electron for allocation to Biomedical under Paragraph 4 hereof for each year will be recomputed by Thermo Electron to reflect the adjustments to taxable income and tax credits for the taxable year and interest or penalties, if any. In accordance with those recomputations, additional sums will be paid by the Companies to Thermo Electron or paid by Thermo Electron to the companies regardless of whether a member has become a Departing Member (as defined in Paragraph 8 hereof) subsequent to the taxable year of recomputation.

        7. NEW MEMBERS. The Companies agree that if, subsequent to the execution of this Agreement, Thermo Electron becomes the "parent", as that term is used in Section 1504 of the Code, of one or more subsidiary corporations, in addition to Biomedical, then each newly acquired subsidiary corporation may become a separate party to this Agreement by consenting in writing to be bound by its provisions, effective immediately upon its delivery to Thermo Electron, but the income, deductions and tax credits of the newly acquired subsidiary corporations will first be included in the consolidated federal income tax return as required by the Code.

        8.       DEPARTING MEMBERS.

                 8.1 The term "Departing Members," as used herein, will mean a company that is no longer permitted under the Code to be included in the consolidated federal income tax return.

                 8.2 In applying this Agreement to a Departing Member for the final taxable year in which its income, deductions, and tax credits are required to be included in the consolidated federal income tax return: (i) the amount required to be paid by a Departing Member under the provisions of Paragraph 3 hereof and (ii) the amount that the Departing Member is entitled to receive under the provisions of Paragraph 5 hereof, will be determined by taking into account the income, deductions and tax credits of the Departing Member only for the fractional part of such year as the Departing Member was a member of the consolidated group and included in the consolidated federal income tax return.

                 8.3 After the filing of the consolidated federal income tax return for the last taxable year that the Departing Member was included therein, the Departing Member will be informed of the amount of consolidated carry-overs as of the end of the taxable year or period which are attributable to the Departing Member, as provided by Treasury Regulations Section 1.1502-79 or otherwise, including the agreement of the parties.

        9. DETERMINATION OF SUMS DUE FROM AND PAYABLE TO MEMBERS. Thermo Electron will determine the sums due from and payable to the Companies under the provisions of this Agreement (including the determination for purposes of Paragraph 6 hereof). The Companies agree to provide Thermo Electron with such information as may reasonably be necessary to make these determinations. Issues arising in the course of the determinations that are not expressly provided for in this agreement will be resolved in an equitable manner.

        10. TAX CONTROVERSIES. If a consolidated federal income tax return for any taxable year during which this Agreement is in effect is examined by the Internal Revenue Service, the examination, as well as any other matters relating to that tax return, including any tax litigation, will be handled solely by Thermo Electron. Biomedical will cooperate with Thermo Electron and to this end will execute protests, petitions, and any other documents as Thermo Electron determines to be necessary or appropriate. The cost and expense of Thermo Electron's handing of any tax controversy, including legal and accounting fees, will be allocated to and paid by the Company to whom the tax controversy relates. If the tax controversy relates to both Companies, the cost and expense will be allocated between the Companies in the proportion that each Company's potential additional tax liability bears to the total potential additional tax liability of both Companies (determined in accordance with Paragraph 6 hereto and assuming that the tax controversy is resolved in favor of the Internal Revenue Service) for the taxable year on issue. If the tax controversy encompasses more than one taxable year, Thermo Electron will first allocate the cost and expense to each taxable year in the proportion that the potential additional tax liability for each taxable year bears to the total potential additional tax liability for the taxable years in issue.

        11. EFFECTIVE DATE. This Agreement shall be effective beginning as of the date of the Agreement, and will continue on a year-to-year basis thereafter with respect to Biomedical for so long as Biomedical is permitted to file a consolidated federal income tax return with Thermo Electron.

        12. STATE TAXES. The two Companies will jointly file any state tax return on a combined, consolidated, unitary, or other method that Thermo Electron determines results in a lower overall tax liability to the Two Companies. In the event that said state tax returns shall be filed, the provisions of Sections 1-11 hereof shall apply, MUTATIS MUTANDIS (the necessary changes being made) to the allocation, preparation, filing and payment related to such state taxes and tax returns provided, however, that any benefit realized by the filing of the combined, consolidated or unitary return will remain with Thermo Electron.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                        THERMO ELECTRON CORPORATION


                                        By:  /s/ Seth H. Hoogasian
                                             -----------------------------------
                                        Name:  Seth H. Hoogasian
                                        Title: Assistant Secretary


                                        THERMO BIOMEDICAL INC.


                                        By:  /s/ Robert Aghababian
                                             -----------------------------------
                                        Name:  Robert Aghababian
                                        Title: Assistant Secretary